PART I - FINANCIAL INFORMATION
    Item 1. Financial Statements


THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)


                                                              Quarter
                                                          Ended March 31
                                                  1994                    1993
                                                --------                --------
Revenues:
  Insurance premiums                         $    84.3               $    87.7
  Net engineering services                        56.2                    56.8
  Net investment income                            6.5                     7.5
  Realized investment gains                        3.6                     7.8
                                               --------                --------
     Total revenues                              150.6                   159.8
                                               --------                --------

Expenses:
  Claims and adjustment                           40.8                    36.7
  Policy acquisition                              15.5                    16.8
  Underwriting and inspection                     25.1                    25.8
  Engineering services                            52.2                    54.8
  Interest                                         0.4                     0.5
                                               --------                --------
     Total expenses                              134.0                   134.6
                                               --------                --------

Equity in operations of insurance association     (0.4)                   (1.2)
                                               --------                --------

Income before taxes and cumulative
  effect of changes in accounting principles      16.2                    24.0

Income taxes:
    Current                                        4.3                     5.5
    Deferred                                       0.0                     0.7
                                               --------                --------
         Total income taxes                        4.3                     6.2

Income before cumulative effect of
  changes in accounting principles                11.9                    17.8

Cumulative effect of change in accounting
  principle (net of income taxes of $1.9)         -                       (3.6)*
                                               --------                --------


Net income                                   $    11.9               $    14.2
                                               ========                ========

Net income per share:
  Income before accounting changes           $    0.58              $   0.86
  Cummulative effect of accounting change       -                      (0.17)*
                                               --------                --------
    Net income                               $    0.58              $    0.69
                                               ========                ========

Dividends declared per share                 $    0.53               $    0.53

Average shares outstanding                        20.5                    20.7

* Reflects adoption of FAS 112.
   See Notes to Consolidated Financial Statements.

                                         3


THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
Consolidated Statements of Financial Position
(In millions, except per share data)

                                                  March 31,       December 31,
                                                     1994            1993
                                                  --------        --------
Assets:
         Cash                                 $      8.0      $      7.3
         Short-term investments, at cost            50.0            53.8
         Fixed maturities, at fair value
          (cost - $167.4; $146.7)                  168.8           154.9
         Equity securities, at fair value
          (cost - $220.3; $236.8)                  260.3           290.0
                                                 --------        --------
          Total cash and invested assets           487.1           506.0



         Insurance premiums receivable              55.8            68.5
         Engineering services receivable            73.8            79.0
         Fixed assets                               62.2            64.3
         Participation in pools and associations     8.1             8.4
         Prepaid acquisition costs                  29.2            30.0
         Capital lease                              18.1            18.3
         Reinsurance recoverable                    50.8            44.5
         Other assets                               65.6            58.9
                                                 --------        --------
          Total assets                        $    850.7      $    877.9
                                                 ========        ========

Liabilities:
         Unearned insurance premiums          $    161.5      $    169.3
         Claims and adjustment expenses            210.5           214.4
         Short-term borrowings                      42.7            42.7
         Long-term borrowings                        0.7             0.7
         Capital lease                              27.8            27.7
         Deferred income taxes                      (3.4)            6.9
         Dividends payable                          10.9            10.9
         Employee stock ownership plan               3.2             3.7
         Other liabilities                          85.9            76.9
                                                  --------        --------
          Total liabilities                        539.8           553.2
                                                  ========        ========

Shareholders' equity:
         Common Stock (stated value; shares authorized
          50.0; shares issued 21.3; shares
          outstanding 20.5; 20.5)                   10.0            10.0
         Additional paid-in capital                 34.0            33.9
         Unrealized investment gains, net of tax    32.7            44.2
         Retained earnings                         281.4           280.4
         Treasury stock, at cost; (shares .8; .8)  (39.5)          (35.7)
         Benefit plans                              (7.7)           (8.1)
                                                  --------        --------
          Total shareholders' equity               310.9           324.7
                                                  --------        --------
          Total liabilities and
            shareholders' equity              $    850.7      $    877.9
                                                  ========        ========

          Shareholders' equity per share          $15.18          $15.80


The Hartford Steam Boiler Inspection and Insurance Company
           Consolidated Statements of Cash Flows
                      (In Millions)

                                                         Three Months Ended
                                                             March 31,
                                                      ------------------------
                                                        1994            1993
Operating Activities:                                 --------        --------
Net income                                         $    11.9       $    14.2
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation and amortization                         4.3             5.4
   Deferred income taxes                                (0.0)           (1.1)
   Realized investment gains, net of tax                (2.3)           (5.7)
   Change in:
        Insurance premiums receivable                   12.7             4.5
        Engineering services receivable                  5.2            (1.5)
        Prepaid acquisition costs                        0.8             0.7
        Reinsurance recoverable                         (6.3)            3.8
        Unearned insurance premiums                     (7.8)           (1.2)
        Claims and adjustment expenses                  (3.9)           (7.9)
        Other                                            2.6             6.0
                                                      --------        --------
                Cash provided by operating activities   17.2            17.2
                                                      --------        --------
   Investing Activities:
   Fixed asset additions                                (2.3)           (2.6)
   Investments:
      Sale (purchase) of short-term investments, net     3.8           (13.0)
      Purchase of fixed maturities                     (27.2)           (6.0)
      Proceeds from sale of fixed maturities             1.0             4.8
      Redemption of fixed maturities                     4.9             6.3
      Purchase of equity securities                    (55.9)         (113.1)
      Proceeds from sale of equity securities           74.3           121.7
                                                      --------        --------

                Cash used in investment activities      (1.4)           (1.9)
                                                      --------        --------

    Financing Activities:
    Dividends paid to shareholders                     (10.9)          (11.0)
    Increase (decrease) in short-term borrowings, net   (0.0)           (0.6)
    Repayment of employee stock ownership plan debt     (0.5)           (0.4)
    Issuance (purchase) of treasury stock               (3.7)            0.3
                                                     --------        --------

                Cash used in financing activities      (15.1)          (11.7)
                                                     --------        --------

        Net increase in cash                             0.7             3.6

        Cash at beginning of period                      7.3             8.7
                                                      --------        --------

        Cash at end of period                      $     8.0       $    12.3
                                                       ========        ========

                                         5